UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 1, 2017

Venator Materials PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-38176	98-1373159
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Titanium House, Hanzard Drive, Wynyard Park,

Stockton-On-Tees, TS22 5FD, United Kingdom

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: +44 (0) 1740 608 001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                Entry Into a Material Definitive Agreement.

Underwriting Agreement

On August 2, 2017, Venator Materials PLC (“Venator”), entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among Venator, Huntsman International LLC, a Delaware limited liability company (“Huntsman International”), Huntsman (Holdings) Netherlands B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (“Huntsman Netherlands,” and together with Huntsman International, the “Selling Shareholders”), and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the offer and sale of ordinary shares of Venator (the “Ordinary Shares”). The Underwriting Agreement provides for the offer and sale by the Selling Shareholders, and purchase by the Underwriters, of 26,105,000 Ordinary Shares, including the 3,405,0000 Ordinary Shares pursuant to the Underwriters’ exercise in full of their option to purchase additional Ordinary Shares, at a price to the public of $20 per Ordinary Share (the “Offering”). The material terms of the Offering are described in the prospectus, dated August 2, 2017 (the “Prospectus”), filed by Venator with the U.S. Securities and Exchange Commission (the “Commission”) on August 4, 2017, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement (the “Registration Statement”) on Form S-1, as amended (File No. 333-217753), initially filed on May 5, 2017.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. Venator and the Selling Shareholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering is expected to close on August 8, 2017. Venator will not receive any net proceeds from the Offering. As described in the Prospectus, the Selling Shareholders will receive gross proceeds of approximately $522 million.

As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters and their respective affiliates have engaged in, and may in the future engage in, various investment banking and other commercial dealings in the ordinary course of business, for which they have received or may in the future receive customary fees and commissions.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

2017 Long Term Incentive Plan

The description of the Venator Materials 2017 Stock Incentive Plan (the “LTIP”) provided below under Item 5.02 is incorporated in this Item 1.01 by reference. A copy of the LTIP is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2017, effective simultaneously with the effectiveness of the Registration Statement, the Board of Directors of Venator (the “Board”) increased the size of the Board by two and appointed Douglas D. Anderson and Daniele Ferrari as members of the Board. Messrs. Anderson and Ferrari will serve as members of Venator’s audit committee, nominating and governance committee and compensation committee.

As compensation for services provided as a member of the Board, Messrs. Anderson and Ferrari will receive (i) an annual retainer of $60,000, and (ii) an annual equity grant equal to the value of $120,000 that will be fully vested on the date of the grant. As the chairman of the compensation committee and a member of the audit committee and nominating and governance committee, Mr. Ferrari will receive an additional $35,000 annual retainer fee. As the chairman of the audit committee and a member of the nominating and governance committee and compensation committee, Mr. Anderson will receive an additional $35,000 annual retainer fee.

Further information regarding the compensation that Messrs. Anderson and Ferrari will receive following the closing of the Offering is also contained in the section of the Prospectus entitled “Director Compensation” and is incorporated herein by reference.

In connection with the Offering, Messrs. Anderson and Ferrari will each enter into an Indemnification Agreement with Venator in substantially the form previously filed as Exhibit 10.5 to Amendment No. 3 to the Registration Statement, filed by Venator on July 14, 2017.

Except as disclosed in the Registration Statement and the Prospectus, there are no arrangements or understandings between Messrs.  Anderson and Ferrari and any other person pursuant to which each was selected as a director. Messrs.  Anderson and Ferrari have no family relationships with any director or executive officer of Venator or any person nominated or chosen by Venator to become a director or executive officer.

2017 Long Term Incentive Plan

On August 1, 2017, the Board adopted the LTIP for the benefit of employees, directors and consultants of Venator and its affiliates. The LTIP provides for the grant of all or any of the following types of equity-based awards: (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) phantom shares, (5) bonus stock, (6) dividend equivalents, (7) substitute awards, (8) other stock-based awards and (9) performance awards. Subject to adjustment in accordance with the terms of the LTIP, 12,750,000 Ordinary Shares have been reserved for issuance pursuant to awards under the LTIP. Subject to certain limitations set forth within the LTIP, Ordinary Shares that are forfeited, repurchased by Venator at the same price paid by the participant, or withheld to satisfy exercise prices or tax withholding obligations will be available for delivery pursuant to other awards. The LTIP will be administered by the Board or an alternative committee appointed by the Board.  Notwithstanding anything within the LTIP to the contrary, to comply with applicable laws in countries other than the United States in which Venator or its affiliates operates or has employees, directors or other service providers, or to ensure that Venator complies with any applicable requirements of foreign securities exchanges, the LTIP administrator, in its sole discretion, shall have the power and authority to determine who is eligible to participate in the LTIP, modify the terms and conditions of awards, establish sub-plans with applicable foreign jurisdiction provisions, or take other actions deemed advisable to comply with foreign laws or securities exchange rules.

The foregoing description of the LTIP is not complete and is qualified in its entirety by reference to the full text of the LTIP, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Executive Change in Control and Severance Benefit Plan

On July 13, 2017, the Board adopted the Venator Materials PLC Executive Severance Plan (the “Executive Severance Plan”) to provide severance and change of control benefits to certain executive officers in connection with a termination of an executive’s employment by us without “Reasonable Cause,” or by the executive for “Good Reason” (each quoted term as defined in the Executive Severance Plan). The potential severance and benefit amounts vary depending on the eligible individual’s role and title within Venator.

The terms of the Executive Severance Plan are substantially the same as the terms set forth in the form of such plan previously filed as Exhibit 10.12 to the Registration Statement, filed by Venator on July 14, 2017. The foregoing description of the Executive Severance Plan is not complete and is qualified in its entirety by reference to the full text of the Executive Severance Plan, a form of which is attached as Exhibit 10.12 to the Registration Statement filed by Venator on July 14, 2017, and is incorporated in this Item 5.02 by reference.

Item 5.03.                Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On August 1, 2017, in connection with the Offering, Venator amended and restated its Articles of Association (as amended and restated, the “Articles of Association”). A description of the Articles of Association is contained in the section of the Prospectus entitled “Description of Share Capital” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Articles of Association, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Item 9.01.                Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description
1.1

Underwriting Agreement, dated as of August 2, 2017, by and among Venator Materials PLC, Huntsman International LLC, Huntsman (Holdings) Netherlands B.V. and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

3.1	Amended and Restated Articles of Association dated as of August 1, 2017.

10.1	Venator Materials 2017 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Venator Materials PLC

	By:	/s/ Russ Stolle
	Name:	Russ Stolle
	Title:	Senior Vice President, General Counsel and Chief Compliance Officer

Date: August 7, 2017

INDEX TO EXHIBITS

Exhibit Number	Description
1.1

Underwriting Agreement, dated as of August 2, 2017, by and among Venator Materials PLC, Huntsman International LLC, Huntsman (Holdings) Netherlands B.V. and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

3.1	Amended and Restated Articles of Association dated as of August 1, 2017.

10.1	Venator Materials 2017 Stock Incentive Plan.